UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 17, 2020, BBHQ1, LLC (the “Purchaser”), a Delaware limited liability company and an indirect wholly owned subsidiary of Blackbaud, Inc. (“Blackbaud” or the “Company”) entered into a binding Purchase and Sale Agreement (the “PSA”) with HPBB1, LLC, a Georgia limited liability company (the “Seller”) for the purchase and sale of the building, fixtures and other improvements and the parcels of land constituting Phase One and Phase Two of Blackbaud’s headquarters facility and campus (the “Headquarters Facility”) on Daniel Island, Charleston, South Carolina (the “Transaction”). Completion of the Transaction is subject to the satisfaction of standard terms and conditions, including a 15 business day inspection period, and is expected to occur in the second half of 2020.
Blackbaud currently leases the Headquarters Facility from the Seller pursuant to a Lease Agreement, dated May 16, 2016 by and between the Seller and Blackbaud, as amended by a First Amendment to Lease Agreement dated August 22, 2016, a Second Amendment to Lease Agreement dated May 18, 2017, a Third Amendment to Lease Agreement dated December 11, 2017, a Fourth Amendment to Lease Agreement dated February 28, 2018, a Fifth Amendment to Lease Agreement dated February 18, 2020, a Sixth Amendment to Lease Agreement dated March 17, 2020, a Seventh Amendment to Lease Agreement dated April 14, 2020, an Eighth Amendment to Lease Agreement dated May 26, 2020, a Ninth Amendment to Lease Agreement dated June 8, 2020, and as supplemented by a Letter Agreement dated September 6, 2016 (collectively, the “Lease”). At the closing of the Transaction, the Seller would assign to the Purchaser, and the Purchaser would assume from the Seller, all of the Seller’s rights, title and interests in and to, and obligations under, the Lease.
In addition, at the closing of the Transaction, the Purchaser would pay to the Seller a purchase price of $76,321,920.38 (the “Purchase Price”), payable as follows:
(a)    The assumption by the Purchaser of the Seller’s obligations under (i) that certain 5.12% Senior Secured Note, Series A1, in the original principal amount of $51,044,318.99, dated May 2, 2018, from Seller and payable to Wells Fargo Bank Northwest, National Association, as Trustee for the registered certificate holders of the CTL Pass-Through Trust, Series 2018 (Blackbaud) (the “Lender”), and (ii) that certain 5.61% Senior Secured Note, Series A2, in the original principal amount of $12,000,000.00, dated May 2, 2018, from Seller and payable to Lender, or a total principal amount of $63,044,318.99 plus interest thereunder as of the closing date (collectively, the “Existing Loan”), and
(b)    Payment by the Purchaser of cash in the amount of the balance of the Purchase Price (the “Cash Portion of the Purchase Price”) subject to typical closing adjustments and prorations as set forth in the PSA.
In addition to the Purchaser’s assumption of the Existing Loan, BB Real Property Development, LLC, a Delaware limited liability company, the owner of all ownership interests in the Purchaser and a wholly owned subsidiary of Blackbaud (the “Guarantor”), would agree to guaranty certain of the Purchaser’s environmental, carveout and other obligations under the Existing Loan, whereupon the Seller and John R. Holder, a principal of the Seller, would be released by the Lender from such obligations. Furthermore, either at the closing or promptly thereafter, the undeveloped real property constituting Phase Two of the Headquarters Facility under the Lease, which serves as collateral under the Existing Loan, would be released to the Purchaser or another subsidiary of Blackbaud.
Unless otherwise required by the Lender under the Existing Loans, the Seller would assign to the Purchaser all of its right, title and interest in and to all amounts then held as reserve or escrow deposits by the Lender under the Existing Loans, and the Purchaser would reimburse the Seller at the closing an amount equal to the lesser of (x) the balance of such loan reserves and escrow deposits as of the closing date or (y) $630,723.32, in addition to the Purchase Price, whereupon the loan reserves and escrow deposits would become the property of Purchaser.
Also at the closing, the Guarantor would enter into a pre-development agreement with Holder Properties, Inc., an affiliate of the Seller ("HPI"), providing for the possible performance by HPI or its affiliate, if and when required by Blackbaud and subject to certain terms and conditions contained therein, of certain pre-development services with respect to the development of Phase Two. The pre-development agreement further provides that, if the Purchaser or its affiliate commences the development of Phase Two on or before the third anniversary of the Transaction closing date, the Purchaser or its affiliate would negotiate in good faith with HPI for HPI or its affiliate to serve as the development manager of Phase Two, subject to Blackbaud’s reasonable approval of terms and conditions.
The foregoing description of the terms of the PSA does not purport to be complete and is qualified in its entirety by reference to the PSA, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As described in Item 1.01 above, on June 17, 2020, BBHQ1, LLC entered into the PSA with HPBB1, LLC for the purchase and sale of the Headquarters Facility. Pursuant to the PSA, the Purchaser has agreed at the closing of the Transaction to pay to Seller the Purchase Price, which includes (a) the assumption by the Purchaser of the Seller’s obligations in the aggregate principal amount of $63,044,318.99 under the Existing Loan, and (b) cash, which the company expects to fund by borrowings under its existing senior secured credit facility. Summaries of the terms of the credit facility and related agreements are more fully described in the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 5, 2017, as well as the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed by the Company with the SEC on February 20, 2020. The Transaction, including the assumption of the Existing Loan and the guarantee, are described in Item 1.01 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
101.INS	Inline XBRL Instance Document - the Instance Document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	June 18, 2020	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)